Exhibit 31.2

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER

UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Miller, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Goldman Sachs Private Credit Corp.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2025

/s/ David Miller
David Miller Co-Chief Executive Officer and Co-President (Co-Principal Executive Officer)